Exhibit 4.4
EXECUTION VERSION

STOCK PURCHASE AGREEMENT

Deltagen, Inc.
740 Bay Road
Redwood City, CA 94063

Ladies & Gentlemen:

The undersigned, George Rathmann as an individual and/or as trustee for one or more trusts designated by him (collectively, the “Investor”), hereby confirms his agreement with you as follows:

1. This Stock Purchase Agreement (the “Agreement”) is made as of October 10, 2001 between Deltagen, Inc., a Delaware corporation (the “Company”), and the Investor.

2. The Company has authorized the sale and issuance 1,508,978, shares of common stock of the Company, $0.001 par value per share (the “Shares”), to the Investor in a private placement (the “Offering”).

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares, for a purchase price of $6.627 per share, or an aggregate purchase price of $10,000,000 pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I), unless otherwise instructed by you to the contrary.

AGREED AND ACCEPTED:

DELTAGEN, INC.	INVESTOR

By: Richard H. Hawkins	By:

Name: Richard H. Hawkins	Name: George Rathmann, as Trustee
the Rathmann Family Trust, Revocable
Trust u/a dated August 4, 1989

Title: CFO	Address: c/o Hyseq, Inc.
670 Almanor Avenue
Sunnyvale, CA 94085

Tax ID No.:

Telephone: (408) 524-8100

Name in which shares should be registered
(if different):

_____________________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I), unless otherwise instructed by you to the contrary.

AGREED AND ACCEPTED:

DELTAGEN, INC.	INVESTOR

By:	By: George Rathmann

Name:	Name: George Rathmann, as Trustee
the Rathmann Family Trust, Revocable
Trust u/a dated August 4, 1989

Title:	Address: c/o Hyseq, Inc.
670 Almanor Avenue
Sunnyvale, CA 94085

Tax ID No.: 388240919

Telephone: (408) 524-8100

Name in which shares should be registered
(if different):

_____________________________________

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.    AUTHORIZATION AND SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.    AGREEMENT TO SELL AND PURCHASE THE SHARES; SUBSCRIPTION DATE. At the Closing (as defined in Section 3 hereof), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Shares.

3.    CLOSING; DELIVERY OF THE SHARES. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on October 17, 2001 (the “Closing Date”), at the offices of the Company’s counsel. Within five (5) business days of the Closing, the Company shall deliver to the Investor one or more stock certificates, dated the Closing Date, representing the number of Shares set forth above, each such certificate to be registered in the name of the Investor or, if so indicated by the Investor, in the name of a nominee designated by the Investor.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing; and (c) receipt by the Company of one or more of the investor questionnaires attached hereto as Exhibits A and B (the “Investor Questionnaire”).

The Investor’s obligation to purchase the Shares shall be subject to the following conditions which may be waived by the Investor: (a) receipt by the Investor of an opinion letter, dated as of the Closing Date, from counsel to the Company reasonably satisfactory to the Investor; (b) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing; (c) the Company shall have delivered to the Investor its certificate, dated the Closing Date, duly executed by its Chief Executive Officer to the effect set forth in clause (b) above; (d) the receipt by the Investor of a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company certifying (i) the certificate of incorporation and bylaws of the Company as in effect on the Closing Date, (ii) all resolutions of the board of directors (and committees thereof) of the Company relating to the Agreement and the transactions contemplated thereby and (iii) the incumbency of all officers of the Company executing the Agreements and any other agreement or document contemplated thereby.

4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Investor, as follows except as set forth on the Company Disclosure Schedule:

4.1    ORGANIZATION OF COMPANY.    Each of Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise.

4.2    CAPITALIZATION. The authorized capital stock of Company consists of 75,000,000 shares of common stock, par value of $0.001 per share (“Company Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which there were issued and outstanding as of the close of business on October 5, 2001, 30,557,964 shares of Company Common Stock and no shares of Company Preferred Stock. There are no other outstanding shares of capital stock or voting securities of the Company other than shares of Company Common Stock issued after October 5, 2001 under the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”) or upon the exercise of options issued under the Company’s 1998 Stock Incentive Plan or 2000 Stock Incentive Plan. All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances created by the Company and are not subject to preemptive rights. As of the close of business on October 5, 2001, the Company has reserved an aggregate of 6,417,934 shares of Company Common Stock for issuance to employees, directors and independent contractors upon exercise of outstanding options to acquire shares of Company Common Stock issued under the Company stock option plans and an aggregate of 472,142 shares of Company Common Stock for issuance upon exercise of outstanding warrants. Other than as contemplated by this Agreement or under the ESPP, and except as described in this Section 4.2, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the private placement contemplated hereby). No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. Except as set forth in the Company Commission Reports (as defined in Section 4.4 hereof), no holder of any of the securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement (as defined in Section 7.1 hereof).

4.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a)     The Company has all requisite corporate power and authority to enter into this Agreement and to perform the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated by this

Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company. Assuming the accuracy of the Investor’s representations in Section 5.3, this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b)    The execution and delivery by the Company of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise.

(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise.

4.4    COMMISSION FILINGS; FINANCIAL STATEMENTS.

(a)    The Company has filed on a timely basis with the Securities and Exchange Commission (the “Commission”) and made available to Investor or its representatives all forms, reports and documents required to be filed by the Company with the Commission since August 2, 2000 (collectively, the “Company Commission Reports”). The Company Commission Reports constitute all of the documents required to be filed by the Company with the Commission under Section 13 or 14 of the Exchange Act of 1934, as amended (the “Exchange Act”) since August 2, 2000. The Company Commission Reports (i) at the time filed, (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company Commission Reports or necessary in order to make the statements in such Company Commission Reports, in the light of the circumstances under which they were made, not misleading.

(b)    Each of the financial statements (including, in each case, any related notes) contained in the Company Commission Reports, including any Company Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

4.5    ABSENCE OF CERTAIN CHANGES OR EVENTS.    Except as otherwise disclosed in the Company Commission Reports, since June 30, 2001, the Company and its Subsidiaries have conducted their business in the ordinary course and, since such date, the Company has not suffered any change or effect that has resulted, or could reasonably be expected to result, in a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise (other than any change in the business of the Company occurring as a result of the execution or announcement of this Agreement and provided that changes in the trading prices of Company Common Stock shall not in and of itself constitute a change with respect to the Company).

4.6    COMPLIANCE WITH LAWS.    The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise.

4.7    DISCLOSURE.    No statements by the Company contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, required to be delivered by the Company to Investor under this Agreement contain any untrue statement of material fact or omits (when read together with all such other statements) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.8    STOCKHOLDERS CONSENT.    No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Agreement or to consummate the transactions contemplated hereby and thereby.

4.9    LITIGATION.    Except as otherwise disclosed in the Company Commission Reports, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise, and (ii) there is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its respective directors or officers (in their capacities as such) relating to the business of the Company, the presence of which would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise. To the Company’s knowledge, no circumstances exist that could form a valid basis for a claim against the Company as a result of the conduct of the Company’s business (including, without limitation, any claim of infringement of any intellectual property right) that would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, considered as one enterprise.

4.10    GOVERNMENTAL PERMITS, ETC.    Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess could not reasonably be expected to have a material adverse effect upon the business, operations, assets or prospects or financial condition of the Company and its Subsidiaries, considered as one enterprise.

4.11    INTELLECTUAL PROPERTY.    Each of the Company and its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, “Intellectual Property”) that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries considered as one enterprise. Except as set forth in the Company Commission Reports, (i) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of asserted rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the financial condition or business, operations, assets or prospects of the Company and its Subsidiaries considered as one enterprise and (ii) neither the Company nor any of its Subsidiaries has received any notice of any infringement rights by a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect upon the business, operations, assets or prospects or financial condition of the Company and its Subsidiaries, considered as one enterprise.

4.12    INSURANCE.    The Company maintains insurance as set forth in Section 4.12 of the Company Disclosure Schedule.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

5.1    The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement (as defined in Section 7.1(c) hereof) and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied only upon the representations and warranties of the Company contained herein. Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire(s) attached hereto, which questionnaire is true and correct in all material respects.

5.2    The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, including the provisions of Section 7.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus (as defined in Section 7.1(c) hereof) forming a part of the Registration Statement, as set forth in Section 7.2(c).

5.3    The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to perform the transactions to be performed by the Investor contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) assuming the accuracy of the Company’s representations in Section 4.3, this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

5.4    Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in Company Common Stock if doing so would be in violation of applicable securities laws.

5.5    The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.    Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

7.    REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

7.1    REGISTRATION PROCEDURES; AND OTHER MATTERS.    The Company shall:

(a)    subject to receipt of necessary information from the Investor, prepare and file with the Commission, on or before November 14, 2002, a registration statement (the “Registration Statement”) to enable the resale of the Shares by the Investor from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions;

(b)    use its best efforts, subject to receipt of necessary information from the Investor, to cause the Registration Statement to become effective within 90 days after the Registration Statement is filed by the Company;

(c)    prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) and take all other such actions (subject to Sections 7.2(d) and (e)) as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor’s Shares purchased hereunder, the earlier of (i) the date that is 30 months after the Closing Date, (ii) the date on which the Investor may sell all Shares held by Investor without restriction pursuant to Rule 144(k) of the Securities Act, (iii) the date on which the Investor may sell all Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iv) such time as all Shares purchased by such Investor in this Offering have been sold pursuant to a Registration Statement.

(d)    promptly furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

(e)    file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)    bear all expenses in connection with the procedures in paragraph (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective; and

(g)    advise the Investor, promptly (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued, (ii) when the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (iii) subject to Sections 7.2 (d) and (e), after the Company shall receive notice or obtain knowledge of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.

The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has hereunder; provided, however that if the Company receives notification from the Commission that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the 90th day after such Commission notification, or (ii) 120 days after the initial filing of the Registration Statement with the Commission.

7.2    TRANSFER OF SHARES AFTER REGISTRATION; LOCK-UP; SUSPENSION.

(a)    The Investor agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities

Act (a “Disposition”) except as contemplated in the Registration Statement and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution. The Investor agrees that it will not effect any disposition of any Shares until after the date that is 360 days after the date of the Closing.

(b)    Except in the event that either or both of paragraphs (d) or (e) below applies, the Company shall promptly (i) prepare and file from time to time with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c)    Reserved.

(d)    Subject to paragraph (e) below, in the event of (i) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall cause to be received by the Investor a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares not already sold pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the

Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Subject to paragraph (e) below, in the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(d).

(e)    Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Investor a certificate (a “Takedown Notice”) signed by the President or Chief Executive Officer of the Company, stating that its Board of Directors has made the good faith determination (i) that continued use by the Investor, of the Registration Statement for purposes of effecting offers or sales of the Shares, pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any of its proposed material transactions, and (ii) that such premature disclosure would be materially detrimental to the Company, then (x) the Company may postpone the filing or effectiveness of such Registration Statement, or (y) suspend the right of the Investor to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of the Shares pursuant thereto. Upon receipt of a Takedown Notice, the Investor will refrain from selling any Shares not already sold pursuant to the Registration Statement (a “Takedown”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to postpone the filing or effectiveness of, or suspend the use of, the Registration Statement more than two (2) times in any twelve (12) month period, and the aggregate number of days during which the filing or effectiveness of, or the suspension of the use of, the Registration Statement may be postponed or suspended shall not exceed ninety (90) days in any such (12) month period. Investor hereby covenants and agrees that it will not sell any Shares pursuant to the Registration Statement during a period in which the ability to sell thereunder is suspended as set forth in this Section 7.2(e) and will maintain in confidence the fact and content of any notice provided under this Section 7.2(e).

The effectiveness of the Registration Statement may not be postponed and the rights of the Investor to sell shares under the Registration Statement may not be suspended under this Section 7.2(e) unless the Company has similarly suspended distribution rights under any other effective registration statement of which it is the registrant (except for registration statements on Form S–8) and has similarly suspended the rights of its officers and directors to trade in its securities for at least the same ninety (90) day period.

(f)    Provided that a Suspension or a Takedown is not then in effect the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the

Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

(g)    In the event of a sale of Shares by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto, so that the Shares may be properly transferred.

7.3    INDEMNIFICATION. For the purpose of this Section 7.3:

(a)    the term “Selling Stockholder” shall include the Investor and any affiliate of such Investor;

(b)    the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

(c)    the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)    The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ fees) (“Losses”) to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of; or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will promptly reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand after such expenses are incurred but prior to final determination of any lawsuits or other legal proceedings. The Company further agrees to indemnify and hold harmless Investor from and against any Losses to which Investor may become subject insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement.

(ii)    The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any Losses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares. Notwithstanding the foregoing, the Investor’s aggregate liability pursuant to this subsection (ii) and subsection (iv) shall be limited to the net amount received by the Investor from the sale of the Shares.

(iii)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof; with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv)    If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investor was treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its Investor’s sale of Shares to which such loss relates.

(v)    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4    TERMINATION OF CONDITIONS AND OBLIGATIONS.    The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5    INFORMATION AVAILABLE.    So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

(a)    as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10–K and (iii) its Quarterly Reports on Form 10–Q (the foregoing, in each case, excluding exhibits);

(b)    upon the request of the Investor, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 7.5 as filed with the Commission and all other information that is made available to the stockholders of the Company; and

(c)    upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to, or meet at its headquarters with, any Investor until and unless the Investor shall have entered into a confidentiality agreement with the Company with respect thereto in form and substance reasonably satisfactory to the Company.

8.    NOTICES.    All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

Deltagen, Inc.
740 Bay Road
Redwood City, CA 94063
Attn: Chief Financial Officer
Phone: (650) 569-5100
Telecopy: (650) 569-5563

(b) with a copy to:

General Counsel at above address

(c) with a copy to:

Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, CA 94111
Attn: Alan Talkington, Esq.
Phone: (415) 773-5762
Telecopy: (415) 773-5759

(d) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(e) with a copy to:

Latham & Watkins
135 Commonwealth Drive
Menlo Park, CA 94025
Attn: Alan C. Mendelson
Telecopy: (650) 463-2600

9.    CHANGES.    This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.    HEADINGS.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.    SEVERABILITY.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.    GOVERNING LAW.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.

13.    COUNTERPARTS.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.    RULE 144.    The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.